UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 19, 2022

Horizon Acquisition Corporation II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39631	98-1553406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Steamboat Road, Suite 200 Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

(203) 298-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-third of one redeemable Warrant	HZON.U	New York Stock Exchange
Class A Ordinary Shares included as part of the units	HZON	New York Stock Exchange
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	HZON WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information provided in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 19, 2022, Horizon Acquisition Corporation II (the “Company”) obtained working capital loans in the total amount of $1,500,000 from the Company’s sponsor (Horizon II Sponsor, LLC) and an affiliate thereof (Vista Portfolio Trust, LLC). The loans made by each lender are each evidenced by a promissory note (each, a “Note”). The Company expects to use the proceeds of the loans to fund working capital deficiencies and to finance transaction costs in connection with a potential business combination (as to which there can be no assurance).

The Notes are unsecured obligations of the Company. They are payable from assets of the Company other than the Company’s Trust Account (as defined in the Company’s Amended and Restated Memorandum and Articles of Association). Each Note provides that the holder waives recourse to the Trust Account.

The principal balance of each Note is payable on the earlier of (i) the date on which the Company consummates its initial business combination and (ii) the date on which the Company liquidates the Trust Account upon the failure of the Company to consummate its initial business combination within the time period set forth in the Company’s Amended and Restated Memorandum and Articles of Association. Such time period currently ends on October 22, 2022 and will end on September 30, 2023, if the Company’s proposal to extend the time period is approved by the Company’s shareholders, as described in the proxy statement filed with the Securities and Exchange Commission on August 26, 2022.

The Notes do not bear interest.

The holder of each Note has the option to convert all or any portion of the principal outstanding under such Note into warrants at a conversion price of $1.50 per warrant. However, the maximum principal amount that may be converted, as to both Notes and all other notes evidencing working capital loans, is $1,500,000 or such greater dollar amount as may be agreed to by the Company, with such approvals as may be necessary or advisable. The warrants into which the Notes may be converted will be substantially identical to the terms of the private placement warrants issued by the Company in connection with its initial public offering. Such terms entitle the holder of a warrant to purchase one Class A ordinary share of the Company for $11.50.

The foregoing description of the Notes is qualified in its entirety by reference to the full text of each Note, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Promissory Note dated September 19, 2022, issued by Horizon Acquisition Corporation II to Horizon II Sponsor, LLC
10.2	Promissory Note dated September 19, 2022, issued by Horizon Acquisition Corporation II to Vista Portfolio Trust, LLC
104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON ACQUISITION CORPORATION II

By:	/s/ Todd Boehly
	Name:	Todd Boehly
	Title:	Chairman, Chief Executive Officer and Chief Financial Officer

Date: September 19, 2022